                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 28, 1999, except as to Note 10, which is as of March 31, 1999, relating to the financial statements of Applied Digital Access, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

Boston, MA
July 14, 2000